UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 20, 2011
Glu Mobile Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33368	91-2143667

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

45 Fremont Street, Suite 2800, San Francisco, California	94105

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 800-6100
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On January 11, 2011, Glu Mobile Inc. (“Glu”) entered into an underwriting agreement with Roth Capital Partners, LLC, as representative of the underwriters named in Schedule IV thereto (the “Underwriters”), which Glu filed as Exhibit 1.01 to its current report on Form 8-K filed on January 11, 2011 (the “Underwriting Agreement”). On January 14, 2011, Glu sold 7,317,074 shares of its common stock, par value $0.0001 per share, to the Underwriters pursuant to the Underwriting Agreement, which shares were sold to the public at a price of $2.05 per share. Pursuant to Section 4(b) of the Underwriting Agreement, on January 19, 2011, the Underwriters exercised their option to purchase an additional 1,097,561 shares of Glu’s common stock, par value $0.0001 per share (the “Shares”), at a price to the public of $2.05 per share (the “Offering”). The Shares are being offered and sold under a prospectus supplement filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, in connection with an offering pursuant to Glu’s shelf registration statement on Form S-3 (File Number 333-170577). The Offering is expected to close on January 20, 2011.
     In connection with the Offering, Glu is filing a legal opinion and consent as Exhibit 5.01 and Exhibit 23.01 to this report, which are incorporated by reference into the Registration Statement.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

5.01	Opinion of Fenwick & West LLP regarding the legality of the shares offered
23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.
January 20, 2011	By:	/s/ Eric R. Ludwig
		Name:	Eric R. Ludwig
Title: Senior Vice President, Chief Financial Officer and Chief Administrative Officer

Exhibit Index

Exhibit No.	Description

5.01	Opinion of Fenwick & West LLP regarding the legality of the shares offered
23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01)